Exhibit 99.1
Post Holdings Announces Pricing of Senior Notes Offering and Redemption of 5.00% Senior Notes due August 2026
ST. LOUIS, February 24, 2021 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced the pricing of its previously announced senior notes offering. The Company priced $1,800.0 million in aggregate principal amount of 4.50% senior notes due 2031 at par (the “Notes”). The Notes offering is expected to close on March 10, 2021, subject to customary closing conditions. The Notes will be unsecured unsubordinated obligations of the Company and will be guaranteed by the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated as unrestricted subsidiaries).
The Company also announced that it intends to redeem 100%, or $1,697.3 million aggregate principal amount, of its outstanding 5.00% senior notes due August 2026 (CUSIP 737446AKO and U7318UAJ1) (the “5.00% Notes”) on March 11, 2021 (the “redemption date”). The 5.00% Notes will be redeemed at a redemption price of 100% of the principal amount of the 5.00% Notes, plus a “make-whole” premium specified in the indenture for the 5.00% Notes and accrued and unpaid interest to, but not including, the redemption date. Beginning on the redemption date, the 5.00% Notes will no longer be deemed outstanding and interest will no longer accrue on such securities. Wells Fargo Bank, National Association, is the trustee for the 5.00% Notes.
The Company intends to use the net proceeds from the offering to finance the redemption of the 5.00% Notes and to pay the costs, fees and expenses associated with the offering and the redemption. To the extent there are any remaining net proceeds, the Company intends to use such proceeds for general corporate purposes, which could include, among other things, financing acquisitions, share repurchases, retiring existing debt, working capital and capital expenditures. The offering is not conditioned upon the consummation of the redemption of the 5.00% Notes.
The Company’s redemption of the 5.00% Notes is subject to the satisfaction or waiver, in its discretion, of the condition that it receive proceeds from the offering of the Notes on terms satisfactory to the Company, in its sole discretion, generating net proceeds in an amount that is sufficient to effect the redemption of the 5.00% Notes and the payment of the costs, fees and expenses incurred in connection with the offering and the redemption.
The Notes and the related subsidiary guarantees are being offered to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related subsidiary guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
This press release is not an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release is not a notice of redemption with respect to the 5.00% Notes.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the offering and the redemption, the rapidly changing situation related to the COVID-19 pandemic and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the offering and the redemption will be completed as anticipated or at all.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, refrigerated, foodservice, food ingredient and convenient nutrition food categories.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665

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